As filed with the Securities and Exchange Commission on September 17, 2024

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	63-0851141 (IRS Employer Identification Number)

1805 North 2nd Street, Suite 401, Rogers, AR	72756
(Address of Principal Executive Offices)	(Zip Code)

____________________

AMERICA’S CAR-MART, INC. 2024 EQUITY INCENTIVE PLAN

(Full title of the plan)

____________________

Vickie D. Judy
Chief Financial Officer
America’s Car-Mart, Inc.
1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Telephone: (479)464-9944

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Courtney C. Crouch, III
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201

Telephone: (501) 688-8822

Facsimile: (501) 918-7822

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by America’s Car-Mart, Inc., a Texas corporation (the “Corporation” or the “Registrant”) to register 500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the America’s Car-Mart, Inc. 2024 Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees participating in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note in the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Corporation hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

(1)       The Corporation’s Annual Report on Form 10-K for the year ended April 30, 2024, filed with the Commission on July 15, 2024, including those portions of the Corporation’s Proxy Statement on Schedule 14A filed with the Commission on July 16, 2024 that are specifically incorporated into such Annual Report on Form 10-K;

(2)       The Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed with the Commission on September 16, 2024;

(3)        The Corporation’s Current Reports on Form 8-K filed with the Commission on June 27, 2024, July 18, 2024 and August 30, 2024, in each case except to the extent furnished but not filed; and

(4)        The description of the Common Stock contained in the Corporation’s Registration Statement on Form 10 filed with the Commission on December 23, 1986, as updated by the description of the Common Stock contained in Exhibit 4.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the Commission on July 2, 2021, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K, including exhibits related thereto) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation’s Exchange Act file number with the Commission is 000-14939.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 7.001 of the Texas Business Organizations Code, the articles of incorporation of the Corporation provide for the elimination of monetary liability of directors of the Corporation, except for (i) any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) any act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, or (iv) any act or omission where the liability of the director is expressly provided by statute.

The Corporation’s bylaws provide that to the extent that a director or officer has been successful in the defense of any proceeding to which he was a party by virtue of his being a director or officer of the Corporation, the Corporation shall indemnify the director or officer for reasonable expenses incurred therewith.

In addition, the Corporation may indemnify a director or officer of the Corporation who is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in his official capacity and in a manner he reasonably believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in general, no indemnification shall be made in connection with a proceeding by or in the right of the Corporation in which the director or officer was adjudged liable to the Corporation or in connection with any other proceeding in which a director or officer is adjudged liable on the basis that personal benefit was improperly received by him. If the person is found liable to the Corporation on the basis that personal benefit was improperly received by the person, the Corporation may indemnify that person, but such indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

Chapter 8 of the Texas Business Organizations Code sets forth the applicable terms, conditions, and limitations governing the indemnification of officers, directors and other persons.

The Corporation also maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of the Corporation, as amended (incorporated by reference to Exhibits 4.1-4.8 to the Corporation’s Registration Statement on Form S-8 filed with the Commission on November 16, 2005 (Commission File No. 333-129727)).
4.2	Amended and Restated Bylaws of the Corporation dated December 4, 2007 (incorporated by reference to Exhibit 3.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007).
4.3	Amendment No. 1 to the Amended and Restated Bylaws of the Corporation dated February 18, 2014 (incorporated by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on February 19, 2014).
5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereto)
99.1	America’s Car-Mart, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on August 30, 2024).
99.2	Form of Restricted Stock Agreement under the America’s Car-Mart, Inc. 2024 Equity Incentive Plan
99.3	Form of Stock Option Agreement under the America’s Car-Mart, Inc. 2024 Equity Incentive Plan
107	Calculation of Filing Fee Table

Item 9. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rogers, State of Arkansas, on this 17th day of September, 2024.

AMERICA’S CAR-MART, INC.

By:	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas W. Campbell and Vickie D. Judy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas W. Campbell Douglas W. Campbell	President, Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2024

/s/ Vickie D. Judy Vickie D. Judy	Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2024

/s/ Joshua G. Welch Joshua G. Welch	Chairman of the Board and Directors	September 17, 2024

/s/ Ann G. Bordelon Ann G. Bordelon	Director	September 17, 2024

/s/ Jonathan Z. Buba Jonathan Z. Buba	Director	September 17, 2024

/s/ Julia K. Davis Julia K. Davis	Director	September 17, 2024

/s/ Daniel J. Englander Daniel J. Englander	Director	September 17, 2024

/s/ Dawn C. Morris Dawn C. Morris	Director	September 17, 2024

/s/ Jeffrey A. Williams Jeffrey A. Williams	Director	September 17, 2024